Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information:
December 22, 2009	Contact: Eric Paul Dividend Capital (303) 228-2200

INDUSTRIAL INCOME TRUST COMMENCES OFFERING;

REIT SPONSORED BY DIVIDEND CAPITAL AFFILIATE

DENVER, CO — December 22, 2009 — Industrial Income Trust Inc., a public non-traded real estate investment trust (REIT), announced today that its registration statement for an initial public offering of approximately $2.0 billion in common stock was declared effective by the U.S. Securities and Exchange Commission on December 18, 2009.

Industrial Income Trust intends to invest in a diversified portfolio consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. The company’s core industrial strategy is to focus on markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs. Industrial Income Trust’s primary investment objectives include preserving and protecting stockholders’ capital contributions, providing current income to stockholders in the form of regular cash distributions, and realizing potential capital appreciation upon the sale of assets or other liquidity event.

The principal owners of Industrial Income Trust’s sponsor, either directly or indirectly through affiliated entities, have sponsored a number of industrial real estate programs and platforms (none of these entities are presently controlled by Industrial Income Trust’s sponsor), including, among others:

•	Corporate Properties of the Americas, a leading industrial real estate company in Mexico that was sold to a pension fund investor in 2005; and

•	DCT Industrial Trust Inc. (NYSE: DCT) (formerly known as Dividend Capital Trust Inc.), which was listed on the New York Stock Exchange in December 2006.

“Our team has substantial experience in acquiring, owning, managing, financing and operating commercial real estate — industrial real estate in particular,” said Evan Zucker, President of Industrial Income Trust. “We look forward to pursuing opportunities as they arise in the marketplace on behalf of investors who seek current income and diversification through commercial real estate.”

Shares of Industrial Income Trust will be sold to investors through a network of broker dealers and financial advisors across the United States. A Dividend Capital affiliate is the sponsor of Industrial Income Trust, and the product will be distributed through Dividend Capital Securities, a FINRA member firm. Industrial Income Trust’s external advisor, Industrial Income Advisors, will be responsible for executing the REIT’s investment strategy and managing its day-to-day operations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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This material contains forward-looking statements (such as those concerning investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance, or related assumptions or forecasts) that are based on Industrial Income Trust’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, Industrial Income Trust’s ability to raise at least the minimum offering proceeds on its initial public offering and execute its investment strategy, the availability of affordable financing, Industrial Income Trust’s ability to identify and time investments that will generate attractive returns for investors and those risks set forth in the “Risk Factors” section of Industrial Income Trust’s prospectus, dated December 18, 2009 (available at www.industrialincome.com). Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that Industrial Income Trust’s assumptions differ from actual results, Industrial Income Trust’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. Industrial Income Trust cannot assure you that we will attain our investment objectives. Industrial Income Trust’s charter places numerous limitations on it with respect to the manner in which it may invest its funds. These limitations cannot be changed unless Industrial Income Trust’s charter is amended, which requires the approval of its stockholders.